Exhibit 11



                 SHELDAHL, INC. AND SUBSIDIARY
     STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
             (in thousands, except per share data)


                                               For The Six Months Ended
                                                March 1,        March 3,
                                                  1996           1995
Primary Earnings Per Share

Weighted average number of issued
   shares outstanding                             7,925          6,626

Effect of exercise of stock options
   under the treasury stock method                  263            253
                                                 ______          _____
Weighted average shares outstanding used
   to compute primary earnings per share          8,188          6,879
                                                 ======         ======
Net income                                     $  2,482       $    654
                                                 ======         ======
Net income per share                           $   0.30       $   0.10
                                                 ======         ======


Fully diluted earnings per share

Weighted average number of issued
   shares outstanding                             7,925          6,626

Effect of exercise of stock options
   under the treasury stock method                  313            274
                                                 ______         ______
Weighted average shares outstanding used
   to compute fully diluted earnings per share    8,238          6,900
                                                 ======         ======
Net income                                      $ 2,482        $   654
                                                 ======         ======
Net income per share                            $  0.30        $  0.10
                                                 ======         ======



                                              For The Three Months Ended
                                                March 1,        March 3,
                                                  1996           1995
Primary Earnings Per Share

Weighted average number of issued
   shares outstanding                             8,856          6,650

Effect of exercise of stock options
   under the treasury stock method                  263            269
                                                 ______         ______
Weighted average shares outstanding used
   to compute primary earnings per share          9,119          6,919
                                                 ======         ======
Net income                                      $ 1,624       $    135
                                                 ======         ======
Net income per share                           $   0.18       $   0.02
                                                 ======         ======


Fully diluted earnings per share

Weighted average number of issued
   shares outstanding                             8,856          6,650

Effect of exercise of stock options
   under the treasury stock method                  313            274
                                                 ______         ______
Weighted average shares outstanding used
   to compute fully diluted earnings per share    9,169          6,924
                                                 ======         ======
Net income                                      $ 1,624        $   135
                                                 ======         ======
Net income per share                            $  0.18        $  0.02
                                                 ======         ======
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